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                                                                     Exhibit 5.1


                      ECKERT SEAMANS CHERIN & MELLOTT, LLC
                                  [LETTERHEAD]

June 17, 1999

Citadel Communications Corporation
City Center West
Suite 400
7201 West Lake Mead Boulevard
Las Vegas, NV 89128


Ladies and Gentlemen:

We are acting as counsel for Citadel Communications Corporation, a Nevada corporation (the "Company"), in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of up to 11,500,000 shares of Common Stock, par value $0.001 per share, of the Company (the "Common Stock"), to be offered to the public under Registration Statement No. 333-79277 on Form S-1, as amended, relating to the offering (the "Registration Statement").

We have examined originals or copies certified or otherwise identified to our satisfaction of such records of the Company, agreements and other instruments, certificates of public officials and of officers of the Company and such other documents as we have deemed necessary for the basis for the opinions hereinafter expressed. As to matters involving the application of laws of the State of Nevada, we have relied upon the opinion to the Company and us dated June 17, 1999 of Lionel Sawyer & Collins.


On the basis of the foregoing, we are of the opinion that:

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada; and

2. The Common Stock, when issued and delivered by the Company and paid for as contemplated by the Registration Statement, or when delivered by the selling stockholders as contemplated by the Registration Statement, will be duly authorized and validly issued, fully paid and nonassessable.

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Citadel Communications
Corporation
June 17, 1999
Page 2

We hereby consent to being named in the Registration Statement and in the Prospectus which constitutes a part thereof as counsel for the Company who have passed upon legal matters in connection with the Common Stock to which the Registration Statement and the Prospectus relate. We further consent to the filing of this opinion as an exhibit to the Registration Statement.

In giving this consent, we do not hereby admit that we are in a category of persons whose consent is required pursuant to Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Eckert Seamans Cherin & Mellott, LLC

ECKERT SEAMANS CHERIN & MELLOTT, LLC

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